UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 28, 2006

Willow Grove Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-49706	80-0034942
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

170 South Warner Road, Wayne, Pennsylvania		19087
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (610) 995-1700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                    Entry Into a Material Definitive Agreement

On March 28, 2006, the Board of Directors (the “Board”) of Willow Grove Bancorp, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board, approved and adopted the Willow Grove Bancorp, Inc. 2006 Supplemental Executive Retirement Plan (the “2006 SERP”), effective as of April 1, 2006. The 2006 SERP is a nonqualified, unfunded, cash based defined contribution plan which is designed to provide deferred compensation retirement benefits to selected members of the Company’s executive management team. The 2006 SERP provides base supplemental retirement benefits in an amount equal to 30% or 25%, depending on the executive, of the employee’s current annual salary (plus assumed future salary increases of 3.5% per year) for 15 years at retirement. The 2006 SERP provides that participants also may receive additional performance based credits in their 2006 SERP accounts equal to 15% or 30% of his or her current salary depending upon whether the Company reaches either the first or second level of to-be-determined performance criteria. The Company will make base credit and, if performance criteria are satisfied, performance based credits on an annual basis. Participants’ accounts also will be credited with interest on their 2006 SERP accounts at an annualized rate of 5.5%, subject to change. Participants will become vested at the rate of 25% per year in their 2006 SERP benefit accounts and will become fully vested upon death or a Change in Control, Retirement or Disability, each, as defined. Upon a termination of service, other than for cause as defined, 2006 SERP participants will be entitled to receive their vested benefits in the plan in a lump sum or in installments. The Board selected Ms. Donna M. Coughey and Messrs. Joseph T. Crowley, Ammon J. Baus and G. Richard Bertolet to be participants in the 2006 SERP at the Tier 1 or 30% of salary level, and it selected Messrs. Matthew D. Kelly, Colin N. Maropis, John T. Powers and Allen Wagner to be participants at the Tier 2 or 25% of salary level. The Compensation Committee and Board have not yet established the criteria for the performance based credits under the 2006 SERP, and it is not expected that performance based credits will be made with respect to fiscal 2006. The Company estimates that the cost of the 2006 SERP to be recognized in fiscal 2006 will be approximately $182,000. A copy of the 2006 SERP is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

On March 31, 2006, Willow Grove Bancorp, Inc. (the “Company”), completed a  private placement of an aggregate of $25 million of trust preferred securities (the “Trust Preferred Securities”) through Willow Grove Statutory Trust I, a newly formed trust subsidiary formed under Connecticut law (the “Trust”). In connection with the issuance of the Trust Preferred Securities, the Company entered into an Indenture, dated as of March 31, 2006, between the Company and U.S. Bank National Association, as trustee (the “Indenture”), an Amended and Restated Declaration of Trust, dated as of March 31, 2006, among the Company, as sponsor, U.S. Bank National Association, as institutional trustee, and the administrators of the Trust (the “Declaration of Trust”),  and a Guarantee Agreement, dated as of March 31,  2006, between the Company and U.S. Bank National Association, as guarantee trustee (the “Guarantee”). The information provided in Item 2.03 with respect to the Trust Preferred Securities is incorporated herein by reference.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The proceeds from the sale of the Trust Preferred Securities, along with the proceeds of the sale of the common securities of the Trust, all of which are owned by the Company (the Trust Preferred Securities and common securities are collectively referred to as the “Trust Securities”) were used by the Trust to purchase from the Company an aggregate of $25,774,000 of Junior Subordinated Debt Securities due 2036 (the “Debentures”). The Debentures have been issued pursuant to the Indenture, mature on June 15, 2036, and are redeemable at par, at the Company’s option, at any time on or after June 15, 2011, subject to regulatory approval. The Debentures are redeemable prior to June 15, 2011 at a premium ranging up to 103.14% of the principal amount thereof, upon the occurrence of certain regulatory or legal events. The Debentures bear interest at a variable rate, adjusted quarterly, equal to 131 basis points over three month LIBOR.

The Trust Securities are issued pursuant to the Declaration of Trust and represent guaranteed beneficial interests in a like amount of Debentures. Interest payments on the Debentures will be used to pay quarterly distributions on the Trust Securities. The Debentures constitute the sole asset of the Trust. Payment of distributions on, and the liquidation or redemption price of, the Trust Preferred Securities are guaranteed by the Company, to the extent the Trust has funds available therefore, pursuant to the Guarantee.

Payment of interest on the Debentures and distributions on the Trust Preferred Securities may be deferred for up to twenty consecutive quarterly periods, at the option of the Company. If the Company elects to defer payments on the Debentures, it will generally not be able to (A) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock or (B) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Debentures, or (C) make any payment under any guarantees of the Company that rank pari passu in all respects with or junior in interest to the Guarantee. The principal amount of the Debentures is subject to acceleration upon the occurrence of certain bankruptcy or insolvency related events, or if the Company defaults in the payment of any interest upon any Debenture when it becomes due and payable following the nonpayment of any such interest for 20 or more consecutive quarterly periods.

The proceeds of the issuance will be used by the Company for general corporate purposes, including contribution to its subsidiary bank.

The Trust Preferred Securities have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws. This report shall not constitute an offer to sell or the solicitation of an offer to buy the Trust Preferred Securities.

Item 9.01                                             Financial Statements and Exhibits

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)                                  Not applicable.

(d)                                 The following exhibits are included with this Report:

Exhibit No.	Description
4.1	Indenture, dated as of March 31, 2006, between Willow Grove Bancorp, Inc. and U.S. Bank National Association, as trustee(1)
4.2

Amended and Restated Declaration of Trust of Willow Grove Statutory Trust I, dated as March 31, 2006, among Willow Grove Bancorp, Inc., as sponsor, U.S. Bank National Association, as institutional trustee, and the administrators named therein(1)

4.3	Guarantee Agreement, dated as of March 31, 2006, between Willow Grove Bancorp, Inc. and U.S. Bank National Association, as guarantee trustee(1)
10.1	Willow Grove Bancorp, Inc. 2006 Supplemental Executive Retirement Plan.

(1)                                  Exhibit not included as permitted under Item 610(b)(iii) and (iv) of Regulation S-K. The Company will provide a copy of such exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLOW GROVE BANCORP, INC.

By:	/s/ Joseph T. Crowley
	Name:	Joseph T. Crowley
	Title:	Chief Financial Officer

Date: April 3, 2006